Exhibit 99.1

Vitacost.com Announces Appointment of New Independent Director

BOCA RATON, Fla., March 24, 2014 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer of healthy living products, today announced that it has entered into a nomination and standstill agreement with John H. Lewis, Osmium Partners, LLC, and certain related entities (collectively “Osmium”) pursuant to which Vitacost agreed to nominate and appoint an independent director designated by Osmium to its Board of Directors. Therefore, on March 21, 2014, the Company appointed Michael J. McConnell to its Board of Directors, effective immediately.

Mr. McConnell has more than 25 years of combined experience in finance, strategy, investing, and corporate governance and was most recently Chief Executive Officer of Collectors Universe (NASDAQ: CLCT) from 2009 to 2012. From 1998 to 2008, Mr. McConnell was a Managing Director and a member of the Executive Committee of Shamrock Capital Advisors, Inc., a manager of private equity, real estate and direct investment funds. In addition, Mr. McConnell has held various positions at PepsiCo, Merrill Lynch and Kidder Peabody. Mr. McConnell has extensive experience in corporate governance and currently serves as a non-executive director of Redflex Holdings Limited, a public company listed on the Australian Securities Exchange. He previously was a Director of Collectors Universe from 2007 to 2013 and has served on the board of directors of PaperlinX Limited, Ansell Limited, Nuplex Industries, Force Corporation, iPass, Inc., Port-link International, MRV Communications, Cosmoline Limited and Neo Technology Ventures. Mr. McConnell holds an MBA from the Darden School of the University of Virginia and a BA in Economics from Harvard University.

“Our Board thoroughly vetted Mr. McConnell and we believe he will bring a valuable perspective to Vitacost’s Board of Directors,” commented Jeffrey Horowitz, Chief Executive Officer of Vitacost.com. “I look forward to working constructively with the Board to create value for all shareholders,” added Mr. McConnell.

“We are pleased to have reached an agreement with Vitacost and have Michael McConnell join the Board of Directors,” stated John Lewis, Managing Partner of Osmium Partners, LLC. “We believe Mr. McConnell's skills and experiences will prove a valuable asset to the Board as it is currently evaluating strategic alternatives in order to enhance shareholder value.”

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of healthy living products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

About Osmium Partners

Osmium Partners is a strategic, long-term oriented, value fund based in Greenbrae, California. Its process is based on eight simple factors involving balance sheet strength, aligned interests, attractive reinvestment opportunities, a low valuation, and reasonable growth. Its main circle of competence over the past 11 years has been public market value realization of undervalued, small capitalization companies in the US equity markets.

Forward Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s evaluation of strategic alternatives and efforts to maximize shareholder value, involve known and unknown risks and uncertainties, which may cause the Company's actual results in current or future periods to differ materially from those anticipated or projected herein. These risks are described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the full year ended December 31, 2013 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180 #2292

Kathleen.reed@vitacost.com

ICR, Inc.

Katie Turner

Managing Director

646.277.1228

Katie.turner@icrinc.com